Exhibit 99.2

Sargent Aerospace & Defense

Audited Combined Financial Statements

As of December 31, 2014 and 2013

and for the years ended December 31, 2014, 2013 and 2012

Unaudited Combined Financial Statements

As of March 31, 2015

and for the three months ended March 31, 2015 and 2014

SARGENT AEROSPACE & DEFENSE

Independent Auditor's Report

To the Board of Directors of Dover Corporation:

We have audited the accompanying combined financial statements and financial statement schedule of Sargent Defense & Aerospace, which comprise the combined balance sheets as of December 31, 2014 and 2013, and the related combined statements of comprehensive earnings, of parent company equity and of cash flows for the three years ended December 31, 2014.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements and financial statement schedule in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the combined financial statements and financial statement schedule based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements and financial statement schedule referred to above present fairly, in all material respects, the financial position of Sargent Defense & Aerospace at December 31, 2014 and 2013, and the results of its operations and its cash flows for the three years ended December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/PricewaterhouseCoopers LLP

June 30, 2015

1

SARGENT AEROSPACE & DEFENSE

COMBINED STATEMENTS OF COMPREHENSIVE EARNINGS

(in thousands)

	For the Years Ended December 31,
	2014	2013	2012
Revenue	$195,091	$216,738	$209,481
Cost of goods and services	139,184	146,605	142,119
Gross profit	55,907	70,133	67,362
Selling and administrative expenses	29,439	30,711	29,961
Operating earnings	26,468	39,422	37,401
Interest expense, net	2,460	2,460	2,460
Other income, net	(262)	(125)	(213)
Earnings before income tax expense	24,270	37,087	35,154
Income tax expense	7,695	12,000	11,774
Net earnings	$16,575	$25,087	$23,380

Foreign currency translation adjustment	(1,350)	(1,280)	(86)
Comprehensive earnings	$15,225	$23,807	$23,294

See Notes to Combined Financial Statements

2

SARGENT AEROSPACE & DEFENSE

COMBINED BALANCE SHEETS

(in thousands)

	December 31, 2014	December 31, 2013
Current assets:
Receivables, net of allowances of $30 and $1,070	$26,012	$32,313
Inventories	41,242	42,634
Prepaid and other current assets	1,868	1,153
Deferred tax asset	2,796	3,162
Total current assets	71,918	79,262
Property, plant, and equipment, net	26,645	25,713
Goodwill	94,986	94,986
Intangible assets, net	9,823	11,448
Other assets and deferred charges	1,093	1,027
Total assets	$204,465	$212,436

Current liabilities:
Accounts payable	$15,073	$14,132
Accrued compensation and employee benefits	3,508	4,559
Other accrued expenses	3,228	7,533
Accrued income taxes	—	261
Total current liabilities	21,809	26,485
Notes payable to Parent	75,646	75,646
Deferred income taxes	17,459	16,462
Other liabilities	225	808
Total Parent Company equity:
Parent Company investment in Sargent Aerospace & Defense	92,235	94,594
Accumulated other comprehensive loss	(2,909)	(1,559)
Total Parent Company equity	89,326	93,035
Total liabilities and divisional equity	$204,465	$212,436

See Notes to Combined Financial Statements

3

SARGENT AEROSPACE & DEFENSE

STATEMENTS OF PARENT COMPANY EQUITY

(in thousands)

	Parent Company investment	Accumulated other comprehensive loss	Total Parent Company equity
Balance at January 1, 2012	$71,742	$(193)	$71,549
Net earnings	23,380		23,380
Net transfers to Parent Company	(13,261)		(13,261)
Foreign currency translation adjustment	—	(86)	(86)
Balance at December 31, 2012	81,861	(279)	81,582
Net earnings	25,087	—	25,087
Net transfers to Parent Company	(12,354)	—	(12,354)
Foreign currency translation adjustment	—	(1,280)	(1,280)
Balance at December 31, 2013	94,594	(1,559)	93,035
Net earnings	16,575		16,575
Net transfers to Parent Company	(18,934)		(18,934)
Foreign currency translation adjustment	—	(1,350)	(1,350)
Balance at December 31, 2014	$92,235	$(2,909)	$89,326

See Notes to Combined Financial Statements

4

SARGENT AEROSPACE & DEFENSE

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2014	2013	2012
Operating Activities
Net earnings	$16,575	$25,087	$23,380

Adjustments to reconcile net earnings to cash from operating activities:
Depreciation and amortization	5,945	6,366	7,124
Share-based compensation	(312)	271	442
Dover overhead allocation	444	448	434
Other, net	(32)	(8)	(528)
Cash effect of changes in assets and liabilities
Accounts receivable	6,022	(2,902)	1,137
Inventories	1,086	(1,152)	(6,185)
Prepaid expenses and other assets	(84)	220	886
Accounts payable	968	(467)	3,427
Accrued compensation and employee benefits	(1,417)	(2,608)	(42)
Accrued expenses and other liabilities	(4,479)	(10,941)	(11,932)
Accrued and deferred taxes, net	389	2,047	(623)
Net cash provided by operating activities	25,105	16,361	17,520

Investing Activities
Additions to property, plant and equipment	(5,502)	(2,785)	(4,103)
Proceeds from the sale of property, plant and equipment	128	13	557
Net cash used in investing activities	(5,374)	(2,772)	(3,546)

Financing Activities
Net transfers to Parent Company	(19,731)	(13,596)	(13,977)
Net cash used in financing activities	(19,731)	(13,596)	(13,977)

Effect of exchange rate changes on cash and cash equivalents	—	7	3

Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of period	—	—	—
Cash and cash equivalents at end of period	$—	$—	$—

See Notes to Combined Financial Statements

5

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

1. Description of Business and Basis of Presentation

Sargent Aerospace & Defense ("Sargent" or the Company") is a global supplier of customized, high quality engineered products and service solutions to the aerospace and defense industries. Sargent is composed of five entities, including Airtomic, Avborne Accessory Group, Inc., Sargent Aerospace Canada, Inc., Sargent Controls & Aerospace, and Sonic Industries. On April 24, 2015, Sargent was purchased from Dover Corporation ("Dover") by RBC Bearings Incorporated.

The accompanying combined financial statements have been prepared on a carve-out basis and are derived from Dover's consolidated financial statements and accounting records. The combined financial statements represent Sargent's financial position, results of operations, and cash flows as its business was operated as part of Dover prior to the sale, in conformity with U.S. generally accepted accounting principles.

All intercompany transactions between Sargent entities have been eliminated. Transactions between Sargent and Dover, with the exception of intercompany notes payable, are reflected in equity in the combined balance sheet as “Parent Company investment” and in the combined statement of cash flows as a financing activity in “Net transfers to Parent Company.” See Note 3 for additional information regarding related party transactions.

Management believes the assumptions underlying the financial statements are reasonable. The financial statements included herein may not necessarily reflect Sargent’s results of operations, financial position, and cash flows in the future or what its results of operations, financial position, and cash flows would have been had Sargent been operated as a stand-alone entity during the periods presented.

2. Summary of Significant Accounting Policies

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying disclosures. These estimates may be adjusted due to changes in future economic, industry, or customer financial conditions, as well as changes in technology or demand. Estimates are used in accounting for, among other items, allowances for doubtful accounts receivable, net realizable value of inventories, warranty reserves, share-based compensation, useful lives for depreciation and amortization of long-lived assets, future cash flows associated with impairment testing for goodwill, deferred tax assets, uncertain income tax positions, and contingencies. Actual results may ultimately differ from estimates, although management does not believe such differences would materially affect the financial statements in any individual year. Estimates and assumptions are periodically reviewed and the effects of such revisions are reflected in the combined financial statements in the period that they are determined.

Concentrations of risk - Sargent has one customer, Boeing Commercial, which comprised approximately 15%, 13%, and 14% of its 2014, 2013, and 2012 revenue, respectively. Additionally, one customer, Newport News Shipbuilding, comprised approximately 11% and 12% of Sargent's 2013 and 2012 revenue, respectively.

Cash and cash equivalents - Cash and cash equivalents include cash on hand, demand deposits, and short-term investments which are highly liquid in nature and have original maturities at the time of purchase of three months or less. Operating cash balances were periodically swept to Dover and are reflected in the Parent Company investment on the combined balance sheet.

Allowance for doubtful accounts - Sargent maintains allowances for doubtful accounts for estimated losses as a result of customers’ inability to make required payments. Management evaluates the aging of the accounts receivable balances, the financial condition of its customers, historical trends, and the time outstanding of specific balances to estimate the amount of accounts receivable that may not be collected in the future and records the appropriate provision.

Inventories - Inventories for the majority of the Company’s subsidiaries are stated at the lower of cost, determined on the first-in, first-out (FIFO) basis, or market. Other inventories are stated at cost, determined on the last-in, first-out (LIFO) basis, which is less than market value.

Property, plant, and equipment - Property, plant, and equipment includes the historic cost of land, buildings, equipment, and significant improvements to existing plant and equipment. Expenditures for maintenance, repairs, and minor renewals are expensed as incurred. When property or equipment is sold or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts and the gain or loss realized on disposition is reflected in earnings. Depreciation expense is recognized using the straight-line method based on the following estimated useful lives: buildings and improvements 5 to 31.5 years; and machinery, equipment, and other 3 to 7 years. Depreciation expense totaled $4,320, $4,722, and $5,276 for the years ended December 31, 2014, 2013, and 2012, respectively.

6

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Goodwill - Goodwill represents the excess of acquisition costs over the fair value of the net assets of businesses acquired. Goodwill is not amortized, but instead is reviewed for impairment at least annually or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate. Sargent conducted its annual impairment evaluation in the fourth quarter of each year.

Recoverability of goodwill is measured at the reporting unit level and determined using a two-step process. Step one of the test compares the fair value of each reporting unit, calculated using a discounted cash flow method, to its book value. This method uses Sargent’s own market assumptions including projections of future cash flows, determinations of appropriate discount rates, and other assumptions which are considered reasonable and inherent in the discounted cash flow analysis. The projections are based on historical performance and future estimated results. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. If, in step one, the book value of the reporting unit exceeds the fair value, the second step quantifies any impairment write-down by comparing the current implied value of goodwill to the recorded goodwill balance.

Sargent is composed of two reporting units that were assessed for impairment testing for all periods presented. As a result of the testing performed, Sargent recognized no impairment in 2014, 2013, or 2012. See Note 6 for additional details on goodwill balances.

Other intangible assets - Other intangible assets with determinable lives consist primarily of customer lists, trademarks, and software. These other intangibles are amortized over their estimated useful lives, ranging from 5 to 20 years.

Revenue recognition - Revenue is recognized when all of the following conditions are satisfied: a) persuasive evidence of an arrangement exists, b) price is fixed or determinable, c) collectability is reasonably assured, and d) delivery has occurred or services have been rendered. The majority of the Company’s revenue is generated through the manufacture and sale of a broad range of specialized products and components, with revenue recognized upon transfer of title and risk of loss, which is generally upon shipment. Service revenue is recognized as the services are performed.

In addition, certain transactions arise whereby a customer agrees to purchase goods but the Company retains physical possession until the customer requests delivery. In these instances, the Company recognizes revenue when the following conditions are met: a) risk of ownership has passed to the buyer, b) the buyer has a fixed commitment to purchase the goods, c) the buyer has requested such a transaction in writing, d) there is a fixed schedule for delivery of the goods, e) the Company retains no performance obligations to the customer, f) the goods have been segregated from the Company's inventory, and g) the goods are ready for shipment.

Revenue is recognized net of customer discounts, rebates, and returns. In limited cases, revenue arrangements with customers require delivery, installation, testing, certification, or other acceptance provisions to be satisfied before revenue is recognized.

Shipping costs - Amounts billed to customers for shipping costs are included within revenue. Expenses incurred related to the shipping and handling of products are included within the cost of goods and services.

Share-based compensation - Sargent’s employees participate in Dover’s stock-based compensation plan, which provides for awards of stock options, stock appreciation rights ("SARs"), and restricted stock units ("RSUs"). Sargent recognizes the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of these awards. The value of the portion of the award that is expected to ultimately vest is recognized as expense on a straight-line basis, generally over the explicit service period of three years and is included in selling and administrative expense in the combined statements of comprehensive earnings. See Note 8 for additional information related to Sargent’s stock-based compensation.

Income taxes - The income tax expense in these financial statements has been determined on a separate return basis in accordance with Accounting Standards Codification ("ASC") 740, Income Taxes, which requires the recognition of income taxes using the liability method. Under this method, Sargent is assumed to have historically filed a separate return from Dover, reporting its taxable income or loss and paying applicable tax based on its separate taxable income and associated tax attributes in each tax jurisdiction. Sargent operates in certain foreign jurisdictions, where local country tax rates are below the 35% U. S. statutory rate. Sargent’s U.S. operating results have historically been included in Dover’s consolidated U.S. federal tax return. Differences between Sargent’s separate company income tax provision and amounts attributable to income taxes pursuant to the provisions of Dover’s tax sharing arrangement have been recognized as capital contributions from, or return of capital to, Dover. The calculation of income taxes on the separate return basis requires considerable judgment and the use of both estimates and allocations. As a result, Sargent’s effective tax rate and deferred tax balances will differ significantly from those in Dover’s historic periods. Additionally, the deferred tax balances as calculated on the separate return basis will differ from the deferred tax balances of Sargent, if legally separated. For additional information on Sargent’s income taxes and unrecognized tax benefits, see Note 10.

7

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Research and development costs - Research and development costs, including qualifying engineering costs, are expensed when incurred and amounted to $3,955, $3,843, and $3,667 for the years ended December 31, 2014, 2013, and 2012, respectively. Research and development costs are recognized within selling and administrative expenses.

Risk, retention, insurance - During the periods presented herein, Sargent participated in Dover’s insurance programs that are maintained at the corporate level. The costs of the insurance programs administered by Dover are charged to Sargent on the basis of historical trends and actual claims filed that are specific to Sargent. Sargent accrues for claim exposures that are probable of occurrence and can be reasonably estimated.  Dover’s programs include self-insurance of its product and commercial general liability claims, its workers’ compensation claims, and automobile liability claims. Third-party insurance provides primary level coverage in excess of the self-insured amounts up to certain specified limits. In addition, Dover has excess liability insurance from third-party insurers on both an aggregate and an individual occurrence basis well in excess of the limits of the primary coverage. A worldwide program of property insurance covers Dover’s owned and leased property and any business interruptions that may occur due to an insured hazard affecting those properties, subject to reasonable deductibles and aggregate limits. Dover generally maintains deductibles for claims and liabilities related primarily to workers’ compensation, health and welfare claims, general commercial, product and automobile liability and property damage, and business interruption resulting from certain events.  As part of Dover’s risk management program, insurance is maintained to transfer risk beyond the level of self-retention and provide protection on both an individual claim and annual aggregate basis.

Recently issued accounting pronouncements - In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, that introduces a new five-step revenue recognition model in which an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires disclosures sufficient to enable users to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers, including qualitative and quantitative disclosures about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. The original standard was effective for fiscal years beginning after December 15, 2016; however, in April 2015, the FASB proposed a one-year deferral of this standard, with a new effective date of December 15, 2017. The Company is currently evaluating the new guidance to determine the impact it will have on its financial statements.

3. Related Party Transactions

Sargent operates substantially as a stand-alone business and the majority of its operating expenses are reflected directly within its historical financial statements. However, Sargent relied on Dover for certain administrative support relating to information technology, risk management, tax, and audit. Costs for these shared functions have been allocated to Sargent based on an estimate of the utilization of the services provided or the benefit received by Sargent during the periods presented. The cost allocations included within the financial statements herein total $444, $448, and $434 for the years ended December 31, 2014, 2013, and 2012, respectively. The amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had Sargent been an entity operated independently of Dover. These expense allocations are presented within "Selling and administrative expenses" in the combined statements of comprehensive earnings and within "Net transfers to Parent Company" in the combined statement of equity.

Transactions between Sargent and Dover, with the exception of intercompany notes payable, are reflected in equity in the combined balance sheet as "Parent Company investment in Sargent Aerospace & Defense" and in the combined statement of cash flows as a financing activity in "Net transfers to Parent Company."

Sargent has outstanding notes payable with Dover and its affiliates, which were put in place to fund the business over a defined period of time. Historically, these financing arrangements were continually renewed with no intention to settle the obligations in cash; therefore, all notes have been classified as long-term as "Notes payable to Parent" on the combined balance sheet.

8

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

The balance of notes payable consisted of the following notes due to Revod Corporation, an affiliate of Dover Corporation:

	December 31, 2014	December 31, 2013
Avborne Accessory Group, Inc., 5-year notes due December 31, 2015	$3,795	$3,795
Sonic Industries, Inc., 5-year notes due December 31, 2015	6,434	6,434
Sonic Industries, Inc., 5-year notes due December 31, 2018	29,417	29,417
Avborne Accessory Group, Inc., 5-year notes due December 31, 2019	36,000	36,000
	$75,646	$75,646

Interest on these notes accrues quarterly, at a rate per annum equal to the prime rate of commercial loans with 90-day maturities. The annual interest rate on these notes was 3.25% for the years ended December 31, 2014, 2013, and 2012. Interest expense on these notes totaled $2,460 for each of the years ended December 31, 2014, 2013, and 2012, and is included in "interest expense, net" in the combined statement of comprehensive earnings.

As discussed in Note 13 Subsequent Events, Sargent was sold to RBC Bearings Incorporated on April 24, 2015, at which time these notes due to Revod Corporation were settled.

4. Inventories

The following table displays the components of inventory:

	December 31, 2014	December 31, 2013
Raw materials	$6,191	$7,548
Work in progress	20,066	18,006
Finished goods	27,203	27,937
Subtotal	53,460	53,491
Inventory reserves	(12,218)	(10,857)
Total	$41,242	$42,634

At December 31, 2014 and 2013 approximately 35% of the Company's total inventories were accounted for using the LIFO method.

5. Property, Plant, and Equipment, net

The following table details the components of property, plant, & equipment, net:

	December 31, 2014	December 31, 2013
Land	$2,542	$2,565
Buildings and improvements	15,170	15,495
Machinery, equipment, and other	67,567	65,089
Subtotal	85,279	83,149
Accumulated depreciation	(58,634)	(57,436)
Total	$26,645	$25,713

6. Goodwill and Other Intangible Assets

The carrying value of goodwill for the years ended December 31, 2014 and 2013 remained consistent at $94,986. The carrying value of goodwill also remained consistent for the Engineered Products and Aftermarket Services segments at $35,048 and $59,938, respectively, for the years ended December 31, 2014 and 2013.

9

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

The following table provides the gross carrying value and accumulated amortization for each major class of intangible asset:

	December 31, 2014		December 31, 2013
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Customer intangibles	$13,706	$9,061	$13,706	$8,148
Trademarks	8,361	5,163	8,361	4,674
Software and licenses	4,860	2,880	4,860	2,657
Other	48	48	48	48
Totals	26,975	$17,152	26,975	15,527

Total intangible assets, net	$9,823		$11,448

Total amortization expense for the years ended December 31, 2014, 2013, and 2012 was $1,625, $1,644, and $1,848, respectively. Amortization expense for the next five years, based on current intangible balances, is estimated to be as follows:

2015	$1,625
2016	1,625
2017	1,625
2018	1,625
2019	1,625

7. Other Accrued Expenses and Other Liabilities

The following table details the major components of other accrued expenses:

	December 31, 2014	December 31, 2013
Warranty	$140	$119
Unearned/deferred revenue	1,135	5,767
Taxes other than income	156	165
Accrued commissions (non-employee)	778	485
Other	1,019	997
	$3,228	$7,533

The following details the major components of other liabilities (non-current):

	December 31, 2014	December 31, 2013
Deferred compensation	$—	$409
Unearned/ deferred revenue	225	399
	$225	$808

Warranty Activity

Estimated warranty program claims are provided for at the time of sale. Amounts provided for are based on historical costs and adjusted for new claims. The changes in the carrying amount of product warranties are as follows:

	2014	2013
Beginning Balance, January 1	$119	$251
Provision for warranties	30	(86)
Settlements made	(9)	(46)
Ending Balance, December 31	$140	$119

10

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

8. Share-based Compensation

Sargent has no separate employee stock-based compensation plan; however, certain employees of Sargent participate in Dover’s Equity and Cash Incentive Plan. Under the terms of this plan, officers and certain other employees may be granted stock options, stock-settled appreciation rights ("SARs"), or restricted stock units ("RSUs"). Stock-based compensation expense totaled $(312), $271, and $442 for the years ended December 31, 2014, 2013, and 2012, respectively. This expense reflects the value of the awards issued that are ultimately expected to vest.

SARs and Stock Options

Stock options or SARs are granted at an exercise price equal to the fair market value of Dover stock at the time the awards are granted. All stock options and SARs issued under this plan vest after three years of service and expire at the end of ten years. In 2014, 2013, and 2012 Dover issued SARs covering 9,817, 31,606, and 30,920 shares, respectively, to Sargent employees. The fair value of each grant was estimated on the date of grant using a Black-Scholes option-pricing model with the following assumptions:

	2014 Grant	2013 Grant	2012 Grant
Risk-free interest rate	1.70%	1.39%	1.05%
Dividend yield	1.98%	2.06%	2.03%
Expected life (years)	5.3	7.1	5.7
Volatility	30.81%	33.78%	36.41%
Option grant price	$82.51	$63.33	$57.62
Fair value of options granted	$19.84	$18.17	$16.31

A summary of activity for SARs and stock options for the year ended December 31, 2014 is as follows:

	SARs				Stock Options
	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Term (Years)	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Term (Years)
Outstanding at 1/1/2014	81,574	$62.11			1,950	$39.28
Granted	9,817	82.51			—	—
Modified (1)	8,647	—			145	—
Forfeit/expired	(37,969)	66.65			(750)	41.25
Exercised	(17,490)	56.15			(213)	35.84
Outstanding at 12/31/2014	44,579	$53.01	$877	5.0	1,132	$33.49	$43	0.1

Exercisable at 12/31/2014	29,610	$45.64	$772	3.4	1,132	$33.49	$43	0.1

(1)	In connection with the spin-off of a portion of Dover Corporation in 2014, the Company modified its outstanding equity awards such that all individuals received an equivalent fair value both before and after the separation, which resulted in additional shares issued and a lower exercise price for all outstanding equity awards at the time of modification.

Unrecognized compensation expense at December 31, 2014 was $106, which will be recognized over a weighted average period of 1.7 years.

11

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Other information regarding the exercise of SARs and stock options is listed below:

	2014	2013	2012
SARs
Fair value of SARs that became exercisable	$363	$348	$242
Aggregate intrinsic value of SARs exercised	$430	$1,543	$1,114

Stock options
Cash received by Dover for exercise of stock options	$8	$126	$412
Aggregate intrinsic value of options exercised	$12	$139	$290

Restricted Stock Awards

The Company also has restricted stock authorized for grant (as part of the 2005 and 2012 Plans), under which common stock of the Company may be granted at no cost to certain officers and key employees. In general, restrictions limit the sale or transfer of these shares during a two or three year period, and restrictions lapse proportionately over the two or three year period.  The Company granted 2,436 of restricted stock awards in 2014. No restricted stock awards were issued in 2013 or 2012.

A summary of activity for restricted stock awards for the year ended December 31, 2014 is as follows:

	Number of Shares	Weighted- Average Grant-Date Fair Value
Unvested at January 1, 2014	—
Granted	2,436	82.51
Forfeit	(970)	82.51
Unvested at December 31, 2014	1,466	$82.51

Unrecognized compensation expense relating to unvested restricted stock as of December 31, 2014 was $89, which will be recognized over a weighted average period of 1.2 years.

9. Employee Benefit Plans

Certain eligible Sargent employees participate in a qualified defined benefit pension plan sponsored by Dover Corporation. The plan's benefits are based on years of service and employee compensation. The expense recorded by the Company relating to this plan totaled $339, $371, and $356 for the years ended December 31, 2014, 2013, and 2012, respectively.

This plan was closed to new entrants effective January 1, 2014.

10. Income Taxes

For purposes of these financial statements, income tax expense and deferred tax balances have been recorded as if Sargent had historically filed tax returns on a separate return basis in each tax jurisdiction. These statements reflect tax loss and tax credits that may not reflect the tax positions taken by Dover. In many cases tax losses and tax credits generated by Sargent have been available for use by Dover. Differences between Sargent’s separate company income tax provisions and cash flows attributable to income taxes pursuant to the provisions of Dover’s tax sharing arrangement have been recognized as capital contributions from, or dividends to, Dover.

Income taxes have been based on the following income (loss) before income tax expense:

	For the Years Ended December 31,
	2014	2013	2012
Domestic	$24,265	$37,799	$35,279
Foreign	5	(712)	(125)
Total	$24,270	$37,087	$35,154

12

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

The following table details the components of the provision for income taxes:

	For the Years Ended December 31,
	2014	2013	2012
Current:
U.S. Federal	$6,237	$10,058	$10,876
State and local	136	210	282
Foreign	25	131	18
Total Current	6,398	10,399	11,176
Deferred:
U.S. Federal	1,383	1,622	508
State and local	(61)	110	25
Foreign	(25)	(131)	65
Total deferred	1,297	1,601	598
Total expense	$7,695	$12,000	$11,774

Differences between the effective income tax rate and the U.S. federal income statutory rate are as follows:

	For the Years Ended December 31,
	2014	2013	2012
U.S. Federal income tax rate	35.0%	35.0%	35.0%
State and local taxes, net of Federal income tax benefit	0.2	0.6	0.6
Foreign operations tax effect	—	0.7	0.1
Subtotal	35.2%	36.3%	35.7%
R&E tax credits	(0.8)%	(1.2)%	—%
Domestic manufacturing deduction	(2.6)%	(2.8)%	(2.6)%
Other, principally non-tax deductible items	(0.1)%	0.1%	0.4%
Effective tax rate	31.7%	32.4%	33.5%

The deferred tax assets, related valuation allowances, and deferred tax liabilities in these financial statements have been determined as if Sargent had historically filed its own tax returns in each jurisdiction. Losses and tax credits generated by Sargent may have been available for use by Dover. Differences between Sargent’s separate company income tax provision and and cash flows attributable to income taxes pursuant to the provisions of Dover’s tax sharing arrangement have been recognized as capital contributions from, or dividends to Dover.

13

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

The tax effects of temporary differences that give rise to future deferred tax assets and liabilities are as follows:

	December 31, 2014	December 31, 2013
Deferred tax assets:
Net operating loss and credit carryforwards	$2,542	$2,195
Inventory	2,470	2,306
Accrued compensation	660	738
Accrued expenses	52	44
Accounts receivable	11	380
Total gross deferred tax assets	5,735	5,663
Valuation allowance	(1,610)	(1,323)
Total deferred tax assets	$4,125	$4,340

Deferred tax liabilities:
Intangible assets	$(14,140)	(12,778)
Plant and equipment	(3,555)	(3,835)
Total gross deferred tax liabilities	(17,695)	(16,613)
Net deferred tax liability	$(13,570)	$(12,273)

Classified as follows in the consolidated balance sheets:
Current deferred tax asset	$2,796	$3,162
Non-current deferred tax asset	1,093	1,027
Non-current deferred tax liability	(17,459)	(16,462)
	$(13,570)	$(12,273)

The deferred tax assets, related valuation allowances and deferred tax liabilities in these financial statements have been determined on a basis separate from Dover. The assessment of the need for a valuation allowance requires considerable judgment on the part of management, with respect to benefits that could be realized from future taxable income, as well as other positive and negative factors. Due to a lack of significant positive evidence, a valuation allowance was established on all U.S. state and foreign losses.

The net operating losses at December 31, 2014 and 2013 are comprised of U.S. state losses of $25.6 million and $22.7 million, and foreign losses of $653 and $283, respectively. The U.S. losses at December 31, 2014 begin to expire in 2018. The foreign losses begin to expire in 2032.

The Company has not provided for U.S. federal income taxes or tax benefits on undistributed earnings of its international subsidiaries because such earnings are permanently reinvested. It is not practicable to estimate the amount of tax net of foreign tax credits that might be payable if such earnings were to be repatriated.

Sargent files U.S., state, local, and foreign tax returns. The Company is routinely audited by the tax authorities in these jurisdictions, and a number of audits are currently underway. The Company believes no provision is required for income tax uncertainties and therefore has not recorded unrecognized tax benefits in these financial statements.

11. Commitments and Contingencies

Lease Commitments

Sargent leases certain facilities and equipment under operating leases, some of which contain renewal options. Total rental expense for all operating leases was $2,118, $2,106, and $2,196 for the years ended December 31, 2014, 2013, and 2012, respectively. Contingent rentals under operating leases were not significant.

14

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

The aggregate future minimum lease payments for operating leases as of December 31, 2014 are as follows:

2015	$1,791
2016	1,826
2017	1,873
2018	1,861
2019	1,884
2020 and thereafter	312

Legal Matters

Sargent is party to legal proceedings incidental to its operations. These proceedings primarily involve claims by private parties alleging injury arising out of use of Sargent’s products, patent infringement, litigation and administrative proceedings involving employment matters and commercial disputes. Management and legal counsel periodically review the probable outcome of such proceedings, the costs and expenses reasonably expected to be incurred, the availability and extent of insurance coverage, and established reserves. While it is not possible at this time to predict the outcome of these legal actions or any need for additional reserves, in the opinion of management, based on these reviews, it is unlikely that the disposition of the lawsuits and the other matters mentioned above will have a material adverse effect on the financial position, results of operations, cash flows or competitive position of Sargent.

12. Segment Information

For management reporting and performance evaluation purposes, the Company categorizes its operating companies into two distinct reportable segments. These segments were determined in accordance with ASC 280 - Segment Reporting and include:

•	Engineered Products designs and manufactures advanced technologies for commercial, military, and defense platforms, including aircraft, rotorcraft, submarines, and land vehicles.

•	Aftermarket Services offers solutions to help commercial and military aviation customers increase fleet readiness, reduce total cost of ownership, and maximize reliability and performance over the life cycle.

Segment financial information and a reconciliation of segment result to consolidated results are as follows:

	For the Years Ended December 31,
	2014	2013	2012
Revenue:
Engineered Products	$159,915	$171,073	$163,477
Aftermarket Services	36,264	47,114	48,259
Eliminations	(1,088)	(1,449)	(2,255)
Consolidated total	$195,091	$216,738	$209,481

Earnings from operations:
Engineered Products	$30,907	$38,743	$39,033
Aftermarket Services	(178)	6,688	4,662
Total segments	30,729	45,431	43,695
Corporate expense	3,999	5,884	6,081
Interest expense, net	2,460	2,460	2,460
Earnings before income tax	24,270	37,087	35,154
Income tax expense	7,695	12,000	11,774
Net earnings	$16,575	$25,087	$23,380

	For the Years Ended December 31,
	2014	2013	2012
Depreciation and Amortization:
Engineered Products	$4,047	$4,389	$5,041
Aftermarket Services	1,898	1,977	2,083
Combined total	$5,945	$6,366	$7,124

15

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

	2014	2013
Total Assets at December 31,
Engineered Products	$116,017	$120,159
Aftermarket Services	88,720	92,424
Eliminations	(272)	(147)
Combined total	$204,465	$212,436

	Revenue			Long-Lived Assets
	For the Years Ended December 31,			At December 31,
	2014	2013	2012	2014	2013
United States	$130,088	$145,073	$144,073	$23,813	$22,889
Europe	25,886	25,025	26,293	—	—
Other Americas	25,820	30,553	25,032	2,832	2,824
Asia	10,426	13,271	10,626	—	—
Other	2,871	2,816	3,457	—	—
Combined total	$195,091	$216,738	$209,481	$26,645	$25,713

Revenue is attributed to regions based on the location of the Company’s customer, which in some instances is an intermediary and not necessarily the end user. Long-lived assets are comprised of net property, plant and equipment.

13. Subsequent Events

The Company assessed events occurring subsequent to December 31, 2014 through June 30, 2015 for potential recognition and disclosure in the combined financial statements. No events have occurred that would require adjustment to the combined financial statements.

Sale of Sargent

On April 24, 2015, Sargent Aerospace & Defense was purchased from Dover Corporation by RBC Bearings Incorporated for a total purchase price of $500.0 million.

16

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

Years Ended December 31, 2014, 2013 and 2012

(In thousands)

Allowance for Doubtful Accounts	Balance at Beginning of Year	Acquired by Purchase or Merger	Charged to Cost and Expense (A)	Accounts Written Off	Other	Balance at End of Year
Year Ended December 31, 2014
Allowance for Doubtful Accounts	$1,070	—	(35)	(1,005)	—	$30
Year Ended December 31, 2013
Allowance for Doubtful Accounts	$885	—	189	(4)	—	$1,070
Year Ended December 31, 2012
Allowance for Doubtful Accounts	$325	—	580	(24)	4	$885

(A) Net of recoveries on previously reserved or written-off balances.

Deferred Tax Valuation Allowance	Balance at Beginning of Year	Acquired by Purchase or Merger	Additions	Reductions	Other	Balance at End of Year
Year Ended December 31, 2014
Deferred Tax Valuation Allowance	$1,323	—	287	—	—	$1,610
Year Ended December 31, 2013
Deferred Tax Valuation Allowance	$1,297	—	26	—	—	$1,323
Year Ended December 31, 2012
Deferred Tax Valuation Allowance	$1,296	—	1	—	—	$1,297

LIFO Reserve	Balance at Beginning of Year	Acquired by Purchase or Merger	Charged to Cost and Expense	Reductions	Other	Balance at End of Year
Year Ended December 31, 2014
LIFO Reserve	$4,393	—	728	—	—	$5,121
Year Ended December 31, 2013
LIFO Reserve	$3,032	—	1,361	—	—	$4,393
Year Ended December 31, 2012
LIFO Reserve	$2,018	—	1,014	—	—	$3,032

17

SARGENT AEROSPACE & DEFENSE

COMBINED STATEMENTS OF COMPREHENSIVE EARNINGS

(unaudited)(in thousands)

	Three months ended March 31,
	2015	2014
Revenue	$44,593	$50,077
Cost of goods and services	31,259	35,247
Gross profit	13,334	14,830
Selling and administrative expenses	7,475	7,872
Operating earnings	5,859	6,958
Interest expense, net	744	615
Other expense (income), net	30	(8)
Earnings before income tax expense	5,085	6,351
Income tax expense	1,686	2,062
Net earnings	$3,399	$4,289

Foreign currency translation adjustment	(1,065)	(734)
Comprehensive earnings	$2,334	$3,555

See Notes to Combined Financial Statements

18

SARGENT AEROSPACE & DEFENSE

COMBINED BALANCE SHEETS

(unaudited)(in thousands)

	March 31, 2015	December 31, 2014
Current assets:
Receivables, net of allowances of $89 and $30	$28,178	$26,012
Inventories	41,682	41,242
Prepaid and other current assets	1,930	1,868
Deferred tax asset	3,065	2,796
Total current assets	74,855	71,918
Property, plant, and equipment, net	26,696	26,645
Goodwill	94,986	94,986
Intangible assets, net	9,417	9,823
Other assets and deferred charges	1,090	1,093
Total assets	$207,044	$204,465

Current liabilities:
Accounts payable	$15,686	$15,073
Accrued compensation and employee benefits	3,550	3,508
Other accrued expenses	3,110	3,228
Accrued income taxes	—	—
Total current liabilities	22,346	21,809
Notes payable to Parent	91,346	75,646
Deferred income taxes	17,861	17,459
Other liabilities	225	225
Total Parent Company equity:
Parent Company investment in Sargent Aerospace & Defense	79,240	92,235
Accumulated other comprehensive loss	(3,974)	(2,909)
Total Parent Company equity	75,266	89,326
Total liabilities and divisional equity	$207,044	$204,465

See Notes to Combined Financial Statements

19

SARGENT AEROSPACE & DEFENSE

STATEMENT OF PARENT COMPANY EQUITY

(unaudited)(in thousands)

	Parent Company investment	Accumulated other comprehensive loss	Total Parent Company equity
Balance at December 31, 2014	$92,235	$(2,909)	$89,326
Net earnings	3,399	—	3,399
Net transfers to Parent Company	(16,394)	—	(16,394)
Foreign currency translation adjustment	—	(1,065)	(1,065)
Balance at March 31, 2015	$79,240	$(3,974)	$75,266

See Notes to Combined Financial Statements

20

 SARGENT AEROSPACE & DEFENSE

COMBINED STATEMENTS OF CASH FLOWS

(unaudited)(in thousands)

	Three months ended March 31,
	2015	2014
Operating Activities
Net earnings	$3,399	$4,289

Adjustments to reconcile net earnings to cash from operating activities:
Depreciation and amortization	1,455	1,534
Share-based compensation	29	(265)
Dover overhead allocation	129	111
Other, net	(4)	(33)
Cash effect of changes in assets and liabilities
Accounts receivable	(2,390)	865
Inventories	(676)	531
Prepaid expenses and other assets	(520)	29
Accounts payable	321	2,191
Accrued compensation and employee benefits	79	(55)
Accrued expenses and other liabilities	(117)	(1,544)
Accrued and deferred taxes, net	578	366
Net cash provided by operating activities	2,283	8,019

Investing Activities
Additions to property, plant and equipment	(925)	(365)
Proceeds from the sale of property, plant and equipment	4	33
Net cash used in investing activities	(921)	(332)

Financing Activities
Change in notes payable	15,700	—
Net transfers to Parent Company	(17,065)	(7,688)
Net cash used in financing activities	(1,365)	(7,688)

Effect of exchange rate changes on cash and cash equivalents	3	1

Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—
Cash and cash equivalents at end of period	$—	$—

See Notes to Combined Financial Statements

21

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

1. Basis of Presentation

The financial data presented herein is unaudited and should be read in conjunction with the audited combined financial statements and accompanying notes as of December 31, 2014 and 2013 and for the three years ended December 31, 2014, 2013, and 2012. In the opinion of management, the financial data presented includes all adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods presented. Results for interim periods should not be considered indicative of results for the full year. In the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary to a fair statement of the results for the interim periods.

The accompanying combined financial statements have been prepared on a carve-out basis and are derived from Dover’s combined financial statements and accounting records. The combined financial statements represent Sargent’s financial position, results of operations, and cash flows as its business was operated as part of Dover, in conformity with U.S. generally accepted accounting principles.

All intercompany transactions between Sargent entities have been eliminated. Transactions between Sargent and Dover, with the exception of intercompany notes payable, are reflected in equity in the combined balance sheet as “Parent Company investment” and in the combined statement of cash flows as a financing activity in “Net transfers to Parent Company.” See Note 2 for additional information regarding related party transactions.

2. Related Party Transactions

Sargent operates substantially as a stand-alone business and the majority of its operating expenses are reflected directly within its historical financial statements. However, Sargent relied on Dover for certain administrative support relating to information technology, risk management, tax, and audit. Costs for these shared functions have been allocated to Sargent based on an estimate of the utilization of the services provided or the benefit received by Sargent during the periods presented. The cost allocations included within the financial statements herein total $129 and $111 for the three months ended March 31, 2015 and 2014, respectively. The amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had Sargent been an entity operated independently of Dover. These expense allocations are presented within "Selling and administrative expenses" in the combined statements of comprehensive earnings and within "Net transfers to Parent Company" in the combined statement of equity.

Transactions between Sargent and Dover, with the exception of intercompany notes payable, are reflected in equity in the combined balance sheet as "Parent Company investment in Sargent Aerospace & Defense" and in the combined statement of cash flows as a financing activity in "Net transfers to Parent Company."

Sargent has outstanding intercompany notes payable with Dover and its affiliates, which were put in place to fund the business over a defined period of time. Historically, these financing arrangements were continually renewed with no intention to settle the obligations in cash; therefore, all notes have been classified as long-term as "Notes payable to Parent" on the combined balance sheet and in the combined statement of cash flows as a financing activity in “Change in notes payable.”

The balance of notes payable consisted of the following notes due to Revod Corporation, an affiliate of Dover Corporation:

	March 31, 2015	December 31, 2014
Avborne Accessory Group, Inc., 5-year notes due December 31, 2015	$3,795	$3,795
Sonic Industries, Inc., 5-year notes due December 31, 2015	6,434	6,434
Sonic Industries, Inc., 5-year notes due December 31, 2018	29,417	29,417
Avborne Accessory Group, Inc., 5-year notes due December 31, 2019	36,000	36,000
Sargent Aerospace & Defense, LLC 6-year notes due December 31, 2020	15,700	—
	$91,346	$75,646

Interest on these notes accrues quarterly, at a rate per annum equal to the prime rate of commercial loans with 90-day maturities. The annual interest rate on these notes was 3.25% for the three months ended March 31, 2015 and 2014. Interest expense on these notes totaled $744 and $615 for the three months ended March 31, 2015 and 2014, respectively, and is included in “interest expense, net” in the combined statement of comprehensive earnings.

As discussed in Note 11 Subsequent Events, Sargent was sold to RBC Bearings Incorporated on April 24, 2015, at which time these notes due to Revod Corporation were settled.

22

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

3. Inventories

The following table displays the components of inventory:

	March 31, 2015	December 31, 2014
Raw materials	$7,478	$6,191
Work in progress	19,864	20,066
Finished goods	27,601	27,203
Subtotal	54,943	53,460
Inventory reserves	(13,261)	(12,218)
Total	$41,682	$41,242

4. Property, Plant, and Equipment, net

The following table details the components of property, plant, & equipment, net:

	March 31, 2015	December 31, 2014
Land	$2,524	$2,542
Buildings and improvements	15,191	15,170
Machinery, equipment, and other	67,954	67,567
Subtotal	85,669	85,279
Accumulated depreciation	(58,973)	(58,634)
Total	$26,696	$26,645

5. Goodwill and Other Intangible Assets

The carrying value of goodwill at March 31, 2015 was $94,986, consistent with the balance at December 31, 2014. The carrying value of goodwill for the Engineered Products and Aftermarket Services segments also remained consistent with December 31, 2014 balances at $35,048 and $59,938, respectively.

The following table provides the gross carrying value and accumulated amortization for each major class of intangible asset:

	March 31, 2015		December 31, 2014
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Customer intangibles	$13,706	$9,290	$13,706	$9,061
Trademarks	8,361	5,285	8,361	5,163
Software and licenses	4,860	2,935	4,860	2,880
Other	48	48	48	48
Totals	26,975	$17,558	26,975	17,152

Total intangible assets, net	$9,417		$9,823

Total amortization expense was $406 for both the three months ended March 31, 2015 and the three months ended March 31, 2014.

6. Share-based Compensation

Sargent has no separate employee stock-based compensation plan; however, certain employees of Sargent participate in Dover’s Equity and Cash Incentive Plan. Under the terms of this plan, officers and certain other employees may be granted stock options, stock settled appreciation rights (“SARs”), or restricted stock units ("RSUs").

23

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

Dover did not issue any SARs or restricted stock awards to Sargent employees in the first quarter of 2015. In 2014 Dover issued 9,817 SARs and 2,436 RSUs to Sargent employees. The fair value of the 2014 SARs grant was estimated on the date of grant using the Black-Scholes option pricing model. The following assumptions were used in determining the fair value of the SARs grant during 2014:

Risk-free interest rate	1.70%
Dividend yield	1.98%
Expected life (years)	5.3
Volatility	30.81%
Option grant price	$82.51
Fair value of options granted	$19.84

Stock-based compensation expense totaled $29 and $(265) for the three months ended March 31, 2015 and 2014, respectively.

7. Employee Benefit Plans

Certain eligible Sargent employees participate in a qualified defined benefit pension plan sponsored by Dover Corporation. The plan's benefits are based on years of service and employee compensation. The expense recorded by the Company relating to this plan totaled $96 and $102 for the three months ended March 31, 2015 and 2014, respectively.

This plan was closed to new entrants effective January 1, 2014.

8. Income Taxes

The effective tax rate for operations was 33.2% for the three months ended March 31, 2015 and 32.5% for the three months ended March 31, 2014. Sargent and its subsidiaries file tax returns in the U.S., including various state and local returns, and in other foreign jurisdictions. The Company believes adequate provision has been made for all income tax uncertainties. Sargent is routinely audited by taxing authorities in its filing jurisdictions, and a number of these audits are currently underway.

9. Commitments and Contingencies

Legal Matters

Sargent is party to legal proceedings incidental to its operations. These proceedings primarily involve claims by private parties alleging injury arising out of use of Sargent’s products, patent infringement, litigation and administrative proceedings involving employment matters and commercial disputes. Management and legal counsel periodically review the probable outcome of such proceedings, the costs and expenses reasonably expected to be incurred, the availability and extent of insurance coverage, and established reserves. While it is not possible at this time to predict the outcome of these legal actions or any need for additional reserves, in the opinion of management, based on these reviews, it is unlikely that the disposition of the lawsuits and the other matters mentioned above will have a material adverse effect on the financial position, results of operations, cash flows or competitive position of Sargent.

Warranty Activity

Estimated warranty program claims are provided for at the time of sale. Amounts provided for are based on historical costs and adjusted for new claims. The changes in the carrying amount of product warranties are as follows:

	2015	2014
Beginning Balance, January 1	$140	$119
Provision for warranties	3	32
Settlements made	—	(5)
Ending Balance, March 31	$143	$146

24

NOTES TO COMBINED FINANCIAL STATEMENTS

(Amounts in thousands except share data and where otherwise indicated)

10. Segment Information

For management reporting and performance evaluation purposes, the Company categorizes its operating companies into two distinct reportable segments. Segment financial information and a reconciliation of segment result to consolidated results are as follows:

	Three months ended March 31,
	2015	2014
Revenue:
Engineered Products	$36,552	$38,998
Aftermarket Services	8,444	11,265
Eliminations	(403)	(186)
Combined total	$44,593	$50,077

Earnings (loss) from Operations
Engineered Products	$7,332	$7,066
Aftermarket Services	240	1,139
Total segments	7,572	8,205
Corporate expense/other, net	1,743	1,239
Interest expense, net	744	615
Earnings before income tax	5,085	6,351
Income tax expense	1,686	2,062
Net earnings	$3,399	$4,289

11. Subsequent Events

The Company assessed events occurring subsequent to March 31, 2015 through June 30, 2015 for potential recognition and disclosure in the combined financial statements. No events have occurred that would require adjustment to the combined financial statements.

Sale of Sargent

On April 24, 2015, Sargent Aerospace & Defense was purchased from Dover Corporation by RBC Bearings Incorporated for a total purchase price of $500.0 million.

25